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                                                                   EXHIBIT 12.01

                   STATEMENT REGARDING COMPUTATION OF RATIOS

                                                                FISCAL YEAR ENDED MARCH 31,
                                                 ---------------------------------------------------------
                                                 2000          2001        2002         2003          2004
                                                 ----          ----        ----         ----          ----
Fixed charges:
  Interest expense...........................   $ 84,198    $ 135,249    $ 116,436    $ 114,162     $ 104,987
  Discount or premium related to
    indebtedness.............................        957          293          390          390           131
  Assumed interest element in rent expense...     16,909       26,245       31,002       38,767        31,373
                                                --------    ---------    ---------    ---------     ---------
  Total fixed charges........................   $102,064    $ 161,781    $ 147,282    $ 153,319     $ 136,491
                                                ========    =========    =========    =========     =========

Earnings (loss):
  Income (loss) before income taxes..........   $181,648    $(552,304)   $(242,602)   $(147,239)    $(420,119)
  Fixed charges..............................    102,064      161,781      147,828      153,319       136,491
                                                --------    ---------    ---------    ---------     ---------
  Income (loss) before income taxes and
    excluding fixed charges..................   $283,712    $(390,523)   $ (94,774)   $   6,080     $(283,628)
                                                ========    =========    =========    =========     =========

Ratio of earnings to fixed charges...........       2.78x          --           --           --            --
                                                ========    =========    =========    =========     =========

Deficiency of earnings available to cover
  fixed charges..............................         --    $(552,304)   $(242,602)   $(147,239)    $(420,119)
                                                ========    =========    =========    =========     =========